FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR FIRST QUARTER 2020

Marlborough, Mass. (April 29, 2020) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $2.543 billion during the first quarter of 2020. This represents growth of 2.0 percent on a reported basis, 3.2 percent on an operational1 basis and a decline of 2.9 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP earnings of $11 million or $0.01 per share (EPS), compared to GAAP earnings of $424 million or $0.30 per share a year ago, and achieved adjusted earnings per share of $0.28 for the period, compared to $0.35 a year ago.

“During this global pandemic, we are grounded in the urgency of providing important medical products and therapies to those who need them--in particular, many patients with acute needs,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We continue to balance short-term adjustments to our plans while strengthening our long-term strategy to serve our customers and deliver high performance. I’m confident in our ability to bring meaningful, innovative products to market, and grateful for our team's winning spirit as we navigate the impact of these challenges.”

First quarter financial results and recent developments:

•
Reported GAAP earnings of $0.01 per share. Achieved adjusted earnings per share of $0.28. On March 30, 2020, the company withdrew its Q1 2020 sales and EPS guidance, originally provided on February 5, 2020.

•	Generated first quarter sales growth/(decline) in our reportable segments[4], compared to the prior year period:

◦	MedSurg: 1.1 percent reported, 2.1 percent operational and organic

◦	Rhythm and Neuro: (7.2) percent reported, (6.2) percent operational and (8.6) percent organic

◦	Cardiovascular: 5.5 percent reported, 7.0 percent operational and (2.5) percent organic

•	Generated first quarter regional[5] sales growth/(decline), compared to the prior year period:

◦	U.S.: 3.5 percent reported and operational

◦	EMEA (Europe, Middle East and Africa): (1.6) percent reported and 1.3 percent operational

◦	APAC (Asia-Pacific): (6.4) percent reported and (4.8) percent operational

◦	Emerging Markets[3]: (10.1) percent reported and (5.4) percent operational

•
Received CE Mark for the ACURATE neo2™ Aortic Valve System, a next-generation transcatheter aortic valve implantation (TAVI) technology to treat patients with severe aortic stenosis that builds on the clinical performance of the original ACURATE neo platform.

•
Received FDA approval for the DIRECTSENSE™ RF Technology, the only tool available to monitor the effect of radiofrequency (RF) energy delivery via changes in local impedance around the tip of a catheter during cardiac ablation procedures.

•
Received CE Mark for the SpyGlass™ Discover Digital Catheter, a novel single-use surgical endoscope, for use in diagnostic and therapeutic applications during pancreaticobiliary surgery and percutaneous procedures. SpyGlass Discover enables physician access to the pancreaticobiliary system, allowing them to take a single-stage approach to treating patients with bile duct stones.

•
Received an expanded indication from the FDA for the VENOUS WALLSTENT™ Self-Expanding Stent, which can now be used to treat patients suffering from blockages in the iliofemoral veins. Iliofemoral deep vein thrombosis (DVT) represents approximately one-quarter of all lower extremity DVT cases.[6]

•
Announced positive three-year data for the WATCHMAN™ Left Atrial Appendage Closure Device -- the largest real-world analysis of the device to-date with 38,000 patients from the National Cardiovascular Data Registry (NCDR)-LAAO Registry -- at the virtual meeting of the American College of Cardiology/World Congress of Cardiology and continue to demonstrate the device is safe and effective for a broad population of patients with non-valvular atrial fibrillation.

•
Published positive five-year clinical data in The Journal of Urology confirming that Rezûm™ Water Vapor Therapy is an effective, long-term treatment for men with benign prostatic hyperplasia (BPH) and offers sustained improvement of lower urinary tract symptoms and quality of life for patients while preserving sexual function. Only 4.4 percent of patients required surgical retreatment through the five years of the clinical trial, demonstrating the therapy's durability.

•
Increased available liquidity to approximately $2.6 billion by entering into a new $1.25 billion term loan agreement to refinance borrowings under the company's revolving credit agreement, and enhanced financial flexibility by amending financial covenants in outstanding credit arrangements.

•
Signed a virtual energy power purchase agreement (VPPA) that represents another key step the company has taken to achieve its goal of global carbon neutral manufacturing and distribution by 2030. The agreement will address the electricity load for the company’s U.S. operations, which represents 45 percent of its total carbon footprint.

•
Launched efforts to help address the global impact of COVID-19, including collaborations with the University of Minnesota and others to develop the Coventor, an emergency resuscitator granted Emergency Use Authorization by the FDA, and a reusable personal respirator, as well as the production of face shields for frontline healthcare workers.

•
Reached a definitive agreement to divest the company’s commercial Intrauterine Health franchise -- comprised of the Symphion™ Tissue Removal System, the Resectr™ Tissue Resection Device and the Genesys HTA™ System -- to Minerva Surgical. The transaction is expected to close in the coming days, subject to customary closing conditions.

1. Operational revenue growth excludes the impact of foreign currency fluctuations.
2. Organic revenue growth excludes the impact of foreign currency fluctuations and sales from the recent acquisitions of Vertiflex, Inc. and BTG plc (BTG), each with no prior year comparable sales. Organic revenue growth also excludes the impact of the divestiture of our global embolic microspheres portfolio, a transaction entered into in connection with obtaining the antitrust clearances required to complete the BTG transaction.
3. We define Emerging Markets as the 20 countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities.
4. We have three historical reportable segments comprised of Medical Surgical (MedSurg), Rhythm and Neuro, and Cardiovascular, which represent an aggregation of our operating segments that generate revenues from the sale of medical devices (Medical Devices). As part of our acquisition of BTG on August 19, 2019, we acquired an Interventional Medicine business, which is now included in our Peripheral Interventions operating segment's revenues from the date of acquisition.
5. As part of our acquisition of BTG on August 19, 2019, we acquired a specialty pharmaceuticals business (Specialty Pharmaceuticals). Subsequent to acquisition, Specialty Pharmaceuticals is now a stand-alone operating segment presented alongside our Medical Device reportable segments. Specialty Pharmaceuticals net sales are substantially U.S. based. Our chief operating decision maker (CODM) reviews financial information of our globally managed Specialty Pharmaceuticals operating segment at the worldwide level without further disaggregation into regional results. As such, Specialty Pharmaceuticals net sales are presented globally, and our Medical Devices reportable segments regional net sales results do not include Specialty Pharmaceuticals.
6. Foley, T. R., Waldo, S. W., & Armstrong, E. J. (2015, November 24). Iliofemoral Deep Vein Thrombosis. Retrieved from https://www.acc.org/latest-in-cardiology/articles/2015/11/23/13/39/iliofemoral-deep-vein-thrombosis

Net sales for the first quarter by business and region:

			Change
	Three Months Ended March 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2020	2019

Endoscopy	$442	$440	0.5%	(1.0)%	1.5%	—%	1.5%
Urology and Pelvic Health	332	326	1.9%	(1.0)%	2.9%	—%	2.9%
MedSurg	774	766	1.1%	(1.0)%	2.1%	—%	2.1%
Cardiac Rhythm Management	437	491	(11.0)%	(1.1)%	(9.9)%	—%	(9.9)%
Electrophysiology	74	79	(6.2)%	(1.0)%	(5.2)%	—%	(5.2)%
Neuromodulation	191	186	2.4%	(0.8)%	3.2%	9.8%	(6.6)%
Rhythm and Neuro	703	757	(7.2)%	(1.0)%	(6.2)%	2.4%	(8.6)%
Interventional Cardiology	633	661	(4.2)%	(1.5)%	(2.7)%	—%	(2.7)%
Peripheral Interventions	392	311	26.3%	(1.3)%	27.6%	29.7%	(2.1)%
Cardiovascular	1,026	972	5.5%	(1.5)%	7.0%	9.5%	(2.5)%
Medical Devices[4]	2,502	2,493	0.4%	(1.1)%	1.5%	4.4%	(2.9)%
Specialty Pharmaceuticals[5]	41	n/a	n/a	n/a	n/a	n/a	n/a
Net Sales	$2,543	$2,493	2.0%	(1.2)%	3.2%	6.1%	(2.9)%

			Change
	Three Months Ended March 31,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2020	2019

U.S.	$1,452	$1,403	3.5%	—%	3.5%
EMEA	552	561	(1.6)%	(2.9)%	1.3%
APAC	409	437	(6.4)%	(1.6)%	(4.8)%
Latin America and Canada	89	92	(3.1)%	(6.7)%	3.6%
Medical Devices[4]	2,502	2,493	0.4%	(1.1)%	1.5%
Specialty Pharmaceuticals[5]	41	n/a	n/a	n/a	n/a
Net Sales	$2,543	$2,493	2.0%	(1.2)%	3.2%

Emerging Markets[3]	$267	$297	(10.1)%	(4.7)%	(5.4)%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of foreign currency fluctuations and/or the impact of recent aforementioned acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Remainder of 2020

On March 30, 2020, the company withdrew its sales and EPS guidance for the full year 2020, originally provided on February 5, 2020. Due to the uncertain scope and duration of the COVID-19 pandemic, timing of global recovery and economic normalization, the company is unable to estimate the overall impacts on its operations and financial results for the remainder of 2020.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. EDT. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans and product performance and impact, the timing of the closing of the transaction to divest our commercial Intrauterine Health franchise, and the impact of the COVID-19 outbreak on the Company's results of operations. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Susie Lisa, CFA
	508-683-6585 (office)		508-683-5565 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
in millions, except per share data	2020	2019

Net sales	$2,543	$2,493
Cost of products sold	806	730
Gross profit	1,737	1,763

Operating expenses:
Selling, general and administrative expenses	978	869
Research and development expenses	300	280
Royalty expense	12	16
Amortization expense	201	160
Intangible asset impairment charges	198	67
Contingent consideration expense (benefit)	(108)	(28)
Restructuring charges (credits)	10	6
Litigation-related net charges (credits)	—	(148)
	1,591	1,222
Operating income (loss)	146	541

Other income (expense):
Interest expense	(88)	(109)
Other, net	(36)	25
Income (loss) before income taxes	22	457
Income tax expense (benefit)	12	33
Net income (loss)	$11	$424

Net income (loss) per common share - basic	$0.01	$0.31
Net income (loss) per common share - assuming dilution	$0.01	$0.30

Weighted-average shares outstanding
Basic	1,397.4	1,387.7
Assuming dilution	1,413.5	1,408.4

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended March 31, 2020
(in millions, except per share data)	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$806	$978	$300	$146	$22	$11	$0.01
Non-GAAP adjustments to net income (loss):
Amortization expense	—	—	—	201	201	180	0.13
Intangible asset impairment charges	—	—	—	198	198	168	0.12
Acquisition / divestitures-related net charges (credits)	(37)	(28)	(12)	(32)	(23)	(36)	(0.03)
Restructuring and restructuring-related net charges (credits)	(15)	(4)	—	30	30	25	0.02
EU MDR implementation costs	(4)	(1)	—	5	5	5	0.00
Deferred tax expenses (benefits)	—	—	—	—	—	26	0.02
Discrete tax items	—	—	—	—	—	13	0.01
Adjusted net income	$749	$945	$288	$549	$434	$391	$0.28

	Three Months Ended March 31, 2019
(in millions, except per share data)	Cost of Products Sold	SG&A Expenses	R&D Expenses	Operating Income (Loss)	Pre-Tax Income (Loss)	Net Income (Loss)	Impact per Share
GAAP net income (loss)	$730	$869	$280	$541	$457	$424	$0.30
Non-GAAP adjustments to net income (loss):
Amortization expense	—	—	—	160	161	143	0.10
Intangible asset impairment charges	—	—	—	67	67	62	0.04
Acquisition-related net charges (credits)	(13)	(12)	(8)	5	(24)	(22)	(0.02)
Restructuring and restructuring-related net charges (credits)	(4)	(2)	—	12	12	10	0.01
Litigation-related net charges (credits)	—	—	—	(148)	(148)	(127)	(0.09)
Investment impairment charges	—	—	—	—	1	1	0.00
Adjusted net income	$714	$855	$271	$638	$527	$490	$0.35

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (earnings) and adjusted net income (earnings) per share that exclude certain amounts, operational net sales, which exclude the impact of foreign currency fluctuations and organic net sales, which exclude the impact of foreign currency fluctuations and the impact of recent aforementioned acquisitions and divestitures. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (earnings) and adjusted net income (earnings) per share we exclude certain charges (credits) from GAAP net income. Amounts are presented after-tax at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or any Quarterly Report on Form 10-Q that we file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income and adjusted net income per share are GAAP net income and GAAP net income per share.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. To calculate organic net sales growth rates, we remove the impact of recent aforementioned acquisitions with no prior period related net sales from operational net sales. In addition, to calculate organic net sales growth rates, we remove from prior year, sales from product lines that we divested. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share, operational net sales and organic net sales, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.